Exhibit 4.1

DM DRAFT 10/20/16

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

$_____________	______ ___, 2016 (the “Issuance Date”)

FOR VALUE RECEIVED, NAKED BRAND GROUP INC. (the “Company”), a Nevada corporation, promises to pay to __________________________ (the “Holder”), the original principal amount of ____________ Dollars.

This Note is one of a series of Convertible Promissory Notes of like tenor issued on or after ________________, 2016 (collectively, the “Notes” and each a “Note”) by the Company. Each of the Notes rank pari passu with the other Notes in right of payment. All payments made by the Company with respect to any of the Notes shall be made pro rata to the holders of all of the Notes in accordance with the respective principal amounts outstanding thereunder.

Unless previously converted or repaid, this Note shall be payable in full upon the earliest to occur of (i) the liquidation and dissolution of the Company pursuant to a plan of complete liquidation or (ii) December 31, 2017 (the “Maturity Date”). During the 90-day period preceding the Maturity Date, the Maturity Date may be extended for an additional 12 months (with the remaining terms of this Note remaining the same) with the prior written consent of the Company and the holders of a majority of the then outstanding principal amount of the Notes (the “Requisite Holders”).

Outstanding principal under this Note shall bear interest at the rate of 9.0% per annum from the Issuance Date through the payment or conversion thereof in full. All accrued but unpaid interest shall be payable upon payment of the principal amount of this Note. The principal of and interest on this Note are payable by check mailed to the address of the Holder, as such address then appears on the record books of the Company or such other address as the Holder may designate in writing to the Company, or by wire transfer of immediately available funds to such account as the Holder may designate in writing to the Company.

This Note is subject to the following provisions, terms and conditions:

I.       PREPAYMENT

A.       Prepayment. This Note may be prepaid, without penalty, by the Company in whole or in part at any time without the prior written consent of the Holders.

II.       CONVERSION

A.       Mandatory Conversion upon Qualified Equity Financing. If, at any time while this Note shall be outstanding, the Company shall consummate an equity financing resulting in gross proceeds to the Company of at least $1,000,000, excluding the proceeds to the Company from the purchase of the Notes (a “Qualified Financing”), the entire unpaid principal amount of this Note and all accrued unpaid interest thereon (the “Outstanding Balance”) shall automatically convert at the initial closing of such Qualified Financing into the equity securities issued in such Qualified Financing (the “Qualified Financing Securities”) issued at the Conversion Price (as defined below) and on the same terms and conditions that apply to the Qualified Financing Securities.

B.       Optional Conversion upon Other Equity Financing. If, at any time while this Note shall be outstanding, the Company shall consummate an equity financing that is not a Qualified Financing (each a “Subsequent Financing”), the Holder, at its sole option, may elect in writing to convert the Outstanding Balance at the initial closing of such Subsequent Financing into the equity securities issued at the Conversion Price and on the same terms and conditions that apply to the securities issued in such Subsequent Financing.

C.       Mandatory Conversion upon a Sale Transaction. In the event that, at any time while this Note shall remain outstanding, a Sale Transaction (as defined below) shall occur, the Outstanding Balance on this Note immediately prior to the closing of the Sale Transaction, shall automatically convert, with no further action by the Holder, into Shares (as defined below) at a conversion price that is equal to the enterprise value of the Company, as established by the consideration payable in the Sale Transaction, so as to permit the Holder to receive the cash, securities or other property to which the Holder would be entitled in the Sale Transaction on account of the Holder’s ownership of the Shares. In such event, the Company shall take all action in connection with the Sale Transaction as may be necessary to ensure that the provisions of this Section II.C are effected in an appropriate and equitable manner, and the Holder shall execute all documents, certificates and agreements as the other holders of Shares are required to execute with respect to the Sale Transaction as a condition to the conversion of this Note pursuant to this Section II.C. As used in this Note, “Sale Transaction” means a merger or consolidation of the Company with or into any other entity in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their securities and, immediately after such transaction(s), own less than 50% of the voting power of the surviving entity or its parent, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their securities and, immediately after such transaction(s), own less than 50% of the voting power of the surviving entity or its parent. “Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company.

D.       Surrender of Note. As promptly as practicable after the conversion of this Note, the Holder shall surrender this Note to the Company for cancellation, whereupon the Company (or other issuer, if applicable) shall issue and deliver to the Holder a certificate representing any certificated securities issued and written evidence of the issuance of any uncertificated securities issued upon the conversion of this Note. As a condition to the issuance of any Shares or other securities of the Company upon conversion of this Note, the Holder must become a party to such other agreements and instruments, as reasonably requested by the Company.

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E.       No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall round up such fractional share to the next whole share.

F.       Certain Definitions. As used in this Note, “Conversion Price” shall mean the price per security issued in a Qualified Financing or Subsequent Financing, as applicable, provided; however, that the Conversion Price shall not be less than the greater of book or market value of the common stock as of the date of this Note, as calculated in accordance with the Nasdaq Listing Rules.

III.       REMEDIES OF HOLDER IN EVENT OF DEFAULT

A.       Events of Default Defined. Any of the following that shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an event of default (each an “Event of Default”):

1.       any default occurs in the payment of any principal of or accrued interest on this Note when due and such failure continues uncured for at least 10 days after written notice thereof is received by the Company from the Requisite Holders; or

2.       the Company shall fail to perform or observe any covenant or agreement set forth in this Note, other than a failure to pay which is covered in Section IIIA.1, in any material respect and such failure continues uncured for at least 20 days after written notice thereof is received by the Company from the Requisite Holders; or

3.       if an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or if the Company shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if the Company shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or

4.       if any case, proceeding or other action against the Company shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of the Company or for all or a substantial part of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of the Company; and if, in each such case, such condition shall continue for a period of 90 days undismissed, undischarged or unbonded.

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B.       Remedies. When any Event of Default described in Section III.A has occurred, then the Requisite Holders may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal amount and all interest accrued and unpaid on this Note to be, and this Note and all other Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. No course of dealing on the part of the Holder or the Requisite Holders nor any delay or failure on the part of the Holder or the Requisite Holders to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder’s rights, powers and remedies. The Holder shall not, absent the approval of the Requisite Holders, be entitled to invoke the acceleration remedy set forth in this Section III.B.

IV.       AMENDMENTS, WAIVERS AND CONSENTS

A.       Amendment and Waiver. Any provision of the Notes, including this Note, may be amended, modified or supplemented, and waivers or consents to departures from the provisions of the Notes may be given, if the Company and the Requisite Holders consent thereto. Such consent may be effected by any available legal means, including without limitation at a special or regular meeting, by written consent or otherwise. Notwithstanding anything to the contrary set forth herein, any provision of this Note may also be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, the result of which shall not materially or adversely affect any other holder of the Notes, upon the written agreement of the Company and the Holder.

B.       Effect of Amendment or Waiver. Any amendment, modification, supplement or waiver effected in accordance with Section IV.A shall apply to and be binding upon the Holder, upon each future holder of this Note and upon the Company, whether or not this Note shall have been marked to indicate such amendment, modification, supplement or waiver. No such amendment, modification, supplement or waiver shall extend to or affect any obligation not expressly amended, modified, supplemented or waived or impair any right consequent thereon.

V.       TRANSFER; LOSS OR THEFT; ETC.

A.       Transfer Restrictions. Neither this Note, nor any of the Holder’s rights hereunder, may be transferred (by operation of law, voluntarily, involuntarily or otherwise) by the Holder without the Company’s prior written consent.

B.       Instruments of Transfer. Subject to Section V.A, this Note, if presented or surrendered for exchange or transfer, shall, if so required by the Company, be accompanied by a written instrument or instruments of transfer and investment representations, in form satisfactory to the Company, duly executed by the registered Holder.

C.       Loss; Replacement. Upon receipt of evidence satisfactory to the Company, in its sole discretion, of the loss, theft, mutilation or destruction of this Note, and in the case of such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Note, the Company shall make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. At the discretion of the Company, the Company may accept in lieu of a bond of indemnity, the affidavit of the Holder that sets forth the fact of loss, theft or destruction and of the Holder’s ownership of this Note at the time of such loss, theft or destruction as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

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D.       Person Deemed Owner. Subject to Section V.A, prior to due presentation of this Note for registration of transfer, the Company may deem and treat the Holder of record of this Note on the books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal thereof and interest due thereon and for all other purposes, and the Company shall not be affected by any notice to the contrary.

VI.       MISCELLANEOUS

A.       Section and Other Headings. The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

B.       Notice. All notices given hereunder shall be in writing and shall be delivered in person or duly sent by mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy.

C.       Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding

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D.       Usury Limitation. In no event shall the amount paid or agreed to be paid to the Holder of this Note for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount that the Holder of this Note may legally collect under the then applicable usury laws, such amount that would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by the Holder of this Note to the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by a duly authorized officer as of the day and year first above written.

NAKED BRAND GROUP INC.

Name:
Title:

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